EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND ACTING CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ray Grimm, Chief Executive Officer and Acting Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-QSB of ACTIS GLOBAL VENTURES, INC., for the three months ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of ACTIS GLOBAL VENTURES, INC.

BY: /s/ Ray W. Grimm, Jr.
Name: Ray W. Grimm, Jr.
Title: Chief Executive Officer and Acting Chief Financial Officer

Date: May 21, 2007